Exhibit 10.47

AMENDMENT NO. 14 TO THE
NONEXCLUSIVE VALUE ADDED DISTRIBUTOR AGREEMENT

This Amendment No. 14 ("the Amendment") to the Nonexclusive Value Added Distributor Agreement by and between ScanSource, Inc. ("Distributor"), a South Carolina corporation with a place of business at 6 Logue Court, Greenville, South Carolina, 29615, and Cisco Systems, Inc., a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, CA 95134 ("Cisco"), is effective as of the date of last signature below (the "Amendment Effective Date"). All capitalized terms contained herein shall have the same meaning as the terms defined in the Agreement unless specifically modified in this Amendment.

WHEREAS, Cisco and Distributor previously entered into a Nonexclusive Value Added Distributor Agreement dated January 22, 2007, as amended (the "Agreement"); and

WHEREAS, ScanSourceGov, Inc., f/k/a/ ZSource, Inc., d/b/a KBZ, a South Carolina corporation and wholly-owned subsidiary of the Distributor ("ScanSourceGov”), was merged with and into the Distributor, effective January 1, 2019 (the "Merger Effective Date"), as set forth in the Articles of Merger filed with the Secretary of State of the State of South Carolina on December 31, 2018, attached hereto as Exhibit A (the "Articles of Merger");

WHEREAS, as of the Merger Effective Date, the Distributor is the only surviving entity and successor in interest to all rights and obligations of ScanSourceGov pursuant to the Articles of Merger;

WHEREAS, Cisco and Distributor desire to amend the scope of the Agreement to the extent required by the Articles of Merger;

NOW THEREFORE, in consideration of the covenants and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by all of the parties to this Amendment, Cisco and Distributor hereby represent, covenant and agree as follows:

1.
As of the Merger Effective Date and subject to the Articles of Merger, all rights, privileges, powers and franchises of ScanSourceGov, and all real and/or personal property, including, without limitations, all tax attributes of ScanSourceGov, and all debts due to ScanSourceGov on whatever account, shall be vested in the Distributor and subject to the Agreement, as applicable.

2.
This Amendment may be executed in one or more counterparts, each of which when so executed and delivered will be an original and all of which together will constitute one and the same instrument. Facsimile signatures and electronic signatures will be deemed to be equivalent to original signatures for purposes of this Amendment.

3.	All other terms of the Agreement remain the same. Capitalized terms in the Amendment shall have the same meaning as those terms have in the Agreement.

[signatures on following page]

Exhibit 10.47

IN WITNESS WHEREOF, the parties hereto have each duly executed this Amendment effective as of the Amendment Effective Date. Each party warrants and represents that its respective signatories whose signatures appear below have been and are, on the date of signature, authorized to execute this Amendment.

Cisco Systems, Inc.                ScanSource, Inc.

By: /s/ Jennifer Pate                By: /s/ Tracey Boucher

Name: Jenn Pate                    Name: Tracey Boucher

Title:     Authorized Signatory            Title: VP, Supplier Service

Date:    March 25, 2019                Date:     3/19/19